UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 23, 2013

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208)-468-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On October 23, 2013, Home Federal Bancorp, Inc., a Maryland corporation (“Home”), and Cascade Bancorp, an Oregon corporation (“Cascade”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Home with and into Cascade, with Cascade surviving the merger (the “Merger”).

Pursuant to the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of Home and Cascade, the transaction provides for the payment to Home shareholders of (i) $120.8 million in cash (subject to adjustment based on shareholders’ equity of Home and other adjustments described in the Merger Agreement) and (ii) 24,309,066 shares of Cascade common stock (subject to adjustment described in the Merger Agreement) (the “Merger Consideration”).  Based on the closing price of $5.96 for Cascade shares on October 22, 2013, the transaction would have an aggregate value of $265.7 million.  All “in-the-money” Home stock options outstanding immediately prior to the effective time of the Merger will be canceled in exchange for a cash payment as provided in the Merger Agreement.  Each award of Home common stock subject to a vesting or lapse restriction under a Home stock plan will be cancelled and converted into the right to receive its proportionate share of the Merger Consideration.

As soon as practicable after the consummation of the Merger, Home Federal Bank, an Idaho state chartered bank and the wholly-owned subsidiary of Home (“Home Bank”), will merge with and into Bank of the Cascades, an Oregon state chartered bank and the wholly-owned subsidiary of Cascade (“Cascade Bank”), with Cascade Bank surviving the Merger.  Under the Merger Agreement, however, Cascade may change the method of effecting the combination (including by providing for the merger of a wholly-owned subsidiary of Cascade with Home), subject to Home’s consent, which will not be unreasonably withheld.

The Merger Agreement contains customary representations, warranties and covenants made by each of Home and Cascade.  Completion of the Merger is subject to certain conditions, including, among others, the (i) approval of the Merger Agreement by Home’s shareholders, (ii) approval by Cascade’s shareholders of the issuance of Cascade common stock to Home’s shareholders pursuant to the Merger Agreement, (iii) listing on NASDAQ of the shares of Cascade common stock to be issued in the Merger, (iv) receipt of all governmental and regulatory consents and approvals required to consummate the Merger, (v) U.S. Securities and Exchange Commission (the “SEC”) having declared effective under the Securities Act of 1933, as amended, Cascade’s registration statement covering the issuance of shares of Cascade common stock in the Merger and (vi) absence of any injunction, order or legal restraint prohibiting the consummation of the Merger.  The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct to the extent provided in the Merger Agreement and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for both Home and Cascade, including, among others, if the Merger is not consummated on or before June 30, 2014 or if the requisite approvals of the shareholders of Home or Cascade are not obtained.  Either Home or

Cascade may be required to pay a termination fee of $8,000,000 in the event of a termination of the Merger Agreement under certain circumstances.

The Merger is expected to close by the end of the first quarter of 2014.

Aside from the transactions contemplated by the Merger Agreement, there is no material relationship between Home and Cascade.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

In connection with entering into the Merger Agreement, each of Green Equity Investors V, L.P., David F. Bolger, Lightyear Co-Invest Partnership II, L.P. and Lightyear Fund II, L.P., shareholders of Cascade, entered into a voting agreement (a “Cascade Voting Agreement”) with Home pursuant to which such shareholders have agreed, subject to the terms set forth therein, to vote their shares of Cascade common stock in favor of the issuance of Cascade common stock and related matters and, except under certain limited circumstances, not sell or otherwise dispose of any Cascade common stock, until after the meeting of Cascade shareholders to vote on the issuance of Cascade common stock and related matters.  The number of shares subject to the Cascade Voting Agreements represent approximately 56.45% of the issued and outstanding shares of Cascade common stock; provided that if the Cascade Board of Directors withdraws or changes its recommendation, the total number of shares subject to the Cascade Voting Agreements shall be reduced to 40% of the total number of issued and outstanding shares of Cascade common stock.

In addition, Cascade entered into a voting agreement (a “Home Voting Agreement”) with each of the directors and executive officers of Home, pursuant to which such persons have agreed, subject to the terms set forth therein, to vote their shares of Home common stock in favor of the Merger and related matters and to not sell or otherwise dispose of any common stock of Home until after the meeting of Home shareholders to vote on the Merger Agreement.  The parties to the Home Voting Agreements beneficially own in the aggregate approximately 7.14% of the outstanding shares of Home common stock.

The foregoing descriptions of the Cascade Voting Agreements and the Home Voting Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the form of Cascade Voting Agreement and the form of Home Voting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement and related transactions have been included to provide investors and security holders with information regarding the terms of the Merger Agreement.  They are not intended to provide any other factual information about Home, Cascade or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differs from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Home, Cascade or any of their respective subsidiaries, affiliates or businesses.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Home or Cascade.  Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Home or Cascade and their respective subsidiaries and affiliates that the respective companies include in reports, statements and other filings they make with the SEC.

Item 1.02.    Termination of a Material Definitive Agreement.

On October 23, 2013, Home terminated the Agreement and Plan of Merger entered into by and between Home and Banner Corporation (“Banner”) on September 24, 2013 (the “Banner Agreement”), pursuant to the terms of the Banner Agreement.  At the time of execution of the Banner Agreement, each of the directors and executive officers of Home executed voting agreements pursuant to which they agreed to vote their shares in favor of the Banner Agreement.  Pursuant to the terms of such voting agreements, the obligations set forth therein terminate concurrently with the termination of the Banner Agreement.  A description of the material terms and conditions of the Banner Agreement is incorporated by reference to the disclosure under Item 1.01 of the Form 8-K filed by Home on September 26, 2013, as qualified in its entirety by reference to the full text of the Banner Agreement, which is attached thereto as Exhibit 2.1.

Pursuant to Section 8.1(f) of the Banner Agreement, Home terminated the Banner Agreement in order to enter into the Merger Agreement with Cascade.  Pursuant to the terms of the Banner Agreement, Home paid Banner a termination fee of $2,954,469 on October 23, 2013.

Item 8.01.    Other Events.

On October 23, 2013, Home and Cascade issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01.

Cautionary Statement Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning.  Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties.  Home cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.  Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed Merger involving Home and Cascade, including future financial and operating results, Home’s or Cascade’s plans, objectives, expectations and intentions, the expected timing of completion of the Merger and other statements that are not historical facts.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite Home and Cascade shareholder approvals; (ii) the risk that Home or Cascade may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; (iii) the risk that a condition to the closing of the Merger may not be satisfied; (iv) the timing to consummate the proposed Merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on Merger-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) liquidity risk affecting Home’s ability to meet its obligations when they come due; (xi) excessive loan losses; (xii) the effect of changes in governmental regulations; and (xiii) other factors we discuss or refer to in the “Risk Factors” section of Home’s most recent Annual Report on Form 10-K filed with the SEC on March 15, 2013.  These risks, as well as other risks associated with the Merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the Merger.  Additional risks and uncertainties are identified and discussed in Home’s and Cascade’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.  Each forward-looking statement speaks only as of the date of the particular statement and neither Home nor Cascade undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger and Where to Find It

The information in this Form 8-K and the exhibits attached hereto do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed Merger between Home and Cascade, Cascade will file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement of Home and Cascade that also constitutes a prospectus.  Home and Cascade will deliver the joint proxy statement/prospectus to their respective shareholders.  Home and Cascade urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed Merger when it becomes available, as well as other documents filed with the SEC because they will contain important information about the proposed Merger.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from: (i) Home’s website (www.myhomefed.com) under the heading “Investors” and then under the heading “SEC Filings, Ownership and Forms;” (ii) Home upon written request to Home Federal Bancorp, Inc., Attn: Chief Financial Officer, 500 12th Avenue South, Nampa, Idaho 83651; (iii) Cascade’s website (www.botc.com) under the heading “About Us” and then under the heading “Investor Relations” and then under the heading “Investor Information” and then under the tab “SEC Filings;” or (iv) Cascade upon written request to Cascade Bancorp, Attn: Investor Relations, 1100 North West Wall Street, P.O. Box 369, Bend, Oregon 97701.

Participants in the Solicitation

Home, Cascade and their respective directors and executive officers may be soliciting proxies from Home and Cascade shareholders in favor of the proposed Merger and related matters.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Home and Cascade shareholders in connection with the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  You can find information about Home’s directors and executive officers in Home’s definitive proxy statement filed with the SEC on April 15, 2013 for its 2013 Annual Meeting of Shareholders.  You can find information about Cascade’s directors and executive officers in Cascade’s definitive proxy statement filed with the SEC on March 27, 2013 for its 2013 Annual Meeting of Shareholders.  Additional information about Cascade’s directors and executive officers and Home’s directors and executive officers can also be found in the above-referenced Registration Statement on Form S-4 when it becomes available.  Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You can also obtain free copies of these documents from Home and Cascade using the contact information above.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Home Federal Bancorp, Inc. and Cascade Bancorp, dated as of October 23, 2013
10.1	Form of Cascade Voting Agreement
10.2	Form of Home Voting Agreement
99.1	Joint press release issued by Home Federal Bancorp, Inc. and Cascade Bancorp, dated October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: October 23, 2013	By: /s/Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Home Federal Bancorp, Inc. and Cascade Bancorp, dated as of October 23, 2013
10.1	Form of Cascade Voting Agreement
10.2	Form of Home Voting Agreement
99.1	Joint press release issued by Home Federal Bancorp, Inc. and Cascade Bancorp, dated October 23, 2013